<Page 17>                                                    Exhibit 99
                             Selected Information
                    Relating to Series 1992-1 Certificates,
                 Series 1992-2 Certificates, Series 1994-1 and
                Series 1995-1 Certificates from January 1, 1995
                           through December 31, 1995
                    ----------------------------------------

           Series 1992-1    Series 1992-2    Series 1994-1    Series 1995-1
           6 7/8% Auto      7 3/8% Auto      Floating Rate    6.50% Auto
           Loan Asset       Loan Asset       Loan Asset       Loan Asset
           Backed           Backed           Backed           Backed
           Certificates     Certificates     Certificates     Certificates
           ------------     ------------     ------------     ------------



Interest
Paid       $ 68,750,000.04  $ 51,624,999.96  $ 64,008,819.43  $ 26,010,416.67


Servicing
Fee Paid   $  9,999,999.96  $  6,999,999.96  $  9,999,999.96  $  4,166,666.65

